EXHIBIT (17)(b)


PROXY CARD                                                            PROXY CARD

                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                              Health Sciences Fund

                         SPECIAL MEETING OF SHAREHOLDERS


                                  MARCH 13, 2003

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned revoke(s) all previous proxies and appoint(s) ____________________, _____________________or __________________ or any one of them, attorneys, with full power of substitution, to vote all shares of Health Sciences Fund, a series of First American Investment Funds, Inc. ("FAIF"), which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of FAIF at 800 Nicollet Mall, Minneapolis, Minnesota 55402, on Thursday, March 13, 2003 at 10:00 a.m. Central time, and at any adjournments or postponements thereof.

         I (we) acknowledge receipt of the Notice of Special Meeting of Shareholders, the Prospectus/Proxy Statement and the various accompanying materials, as referenced in the Prospectus/Proxy Statement relating to the proposed reorganization of Health Sciences Fund into Large Cap Growth Opportunities Fund, a separate series of FAIF.

         PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE VIA THE INTERNET OR TELEPHONE, AS INDICATED BELOW.




               VOTE VIA THE INTERNET: ______________________________
               VOTE VIA THE TELEPHONE: 1-800-__________

               _____________________________________________________
               CONTROL NUMBER: __________________
               _____________________________________________________



         NOTE: Please sign your name exactly as it appears in the registration on the proxy card. If signing for an estate, trust or corporation, please state your title or capacity. If joint owners, EITHER may sign.


                       _____________________________________________
                       Signature and Title, if applicable

                       _____________________________________________
                                        Date

TO VOTE, MARK ONE OF THE BLOCKS BELOW IN BLUE OR BLACK INK. Example: [ X ] IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. As to any other matter, said attorneys will vote in accordance with their best judgment. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.



1. To approve a Plan of Reorganization and Termination insofar as it provides for (a) the acquisition of all the assets of Health Sciences Fund, a separate series of FAIF, by Large Cap Growth Opportunities Fund, another separate series of FAIF, in exchange solely for shares of Large Cap Growth Opportunities Fund and Large Cap Growth Opportunities Fund's assumption of all the liabilities of Health Sciences Fund, followed by (b) the distribution of those Large Cap Growth Opportunities Fund shares to Health Sciences Fund's shareholders in liquidation of Health Sciences Fund and (c) Health Sciences Fund's subsequent termination. A vote in favor of the Plan of Reorganization and Termination will be considered a vote in favor of an amendment to FAIF's Amended and Restated Articles of Incorporation effecting the foregoing transactions.



         FOR                       AGAINST                      ABSTAIN
         [ ]                         [ ]                          [ ]